EX-99.j.1

CONSENT OF COUNSEL

     We hereby consent to the use of our name and to the references to our Firm under the caption “Legal Counsel” in the Statement of Additional Information that is included in Post-Effective Amendment No. 1/2 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended, of Academy Funds Trust. This consent does not constitute a consent under Section 7 of the Act and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/Stradley Ronon Stevens & Young, LLP Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania April 30, 2009

Philadelphia, PAl Malvern, PAl Harrisburg, PAl Wilmington, DEl Cherry Hill, NJl Washington, DC

A Pennsylvania Limited Liability Partnership